UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

Amylin Pharmaceuticals, Inc. and Eli Lilly and Company are parties to a U.S. Co-Promotion Agreement, dated September 19, 2002, under which the parties co-promote BYETTA® (exenatide injection) in the United States using their respective sales forces. On May 8, 2008, Amylin and Lilly entered into an addendum to their co-promotion agreement, or the Addendum, pursuant to which Lilly added a third party sales force to co-promote BYETTA in the United States.  On June 8, 2009, Amylin and Lilly mutually agreed to terminate the Addendum effective as of June 30, 2009.  The underlying co-promotion agreement remains intact and Amylin and Lilly continue to co-promote BYETTA. Lilly and Amylin are parties to a number of other agreements that have been entered into in connection with the development and commercialization of exenatide.

Item 8.01 Other Events.

Additionally, Amylin and Lilly have mutually agreed to terminate, effective June 30, 2009, their separate arrangement pursuant to which Amylin co-promoted Lilly’s product, Cialis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: June 12, 2009	By:	/s/ LLOYD A. ROWLAND
Lloyd A. Rowland
Vice President, Governance and Compliance, and Corporate Secretary